                                                            EXHIBIT 24(B)(8)(ii)



                   SECURITIES, TRUST & INFORMATION SERVICES



                               (GCIC - BRUSSELS)



                           GLOBAL CUSTODY AGREEMENT



                                   JPMORGAN

                           GLOBAL CUSTODY AGREEMENT
                           ------------------------


          AGREEMENT dated as of Sept. 12, 1994 between Morgan Guaranty Trust Company of New York (the "Custodian"), acting through its office at 35 avenue des Arts, Brussels, Belgium, and Delaware Pooled Trust, Inc. - The Global Fixed-Income Portfolio (the "Client").

          WHEREAS, the Client desires to arrange for the custody of certain of its assets and the provision of related services by the Custodian;

          NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Custodian and the Client agree as follows:


          1.  Definitions.  The following terms, as used herein, shall have the
              -----------
following  meanings:

          "Authorized Instruction" means (i) a written, oral or electronic communication accepted by the Custodian in good faith that has been transmitted subject to the Security Procedures agreed upon in writing by the Custodian and the Client or (ii) any other written, oral or electronic communication that the Custodian believes in good faith to have been given by an Authorized Person.

          "Authorized Persons" means those individuals who have been designated by or duly authorized by the Client pursuant to necessary corporate or other action (which shall be evidenced by appropriate documentation delivered to the Custodian) to act on behalf of the Client in connection with this Agreement. Such persons shall continue to be Authorized Persons until such time as the Client has delivered to the Custodian appropriate documents revoking the authority of such persons.

          "Cash" has the meaning set forth in Section 5.

          "Cash Account" means a current account (which may be divided into a number of subaccounts, denominated in U.S. dollars, Belgian francs or any other currency or Composite Currency Unit acceptable to the Custodian) opened by the Custodian on its books in the name of the Client.

          "Communication Products" has the meaning set forth in Section 28.

          "Composite Currency Units" means the European Currency Unit ("ECU"), the Special Drawing Right ("SDR") or another composite unit consisting of the aggregate of specified amounts of specified currencies, as such ECU, SDR or other unit may be constituted from time to time.

          "Morgan Affiliate" means any office or branch of Morgan Guaranty Trust Company of New York ("Morgan") and any other entity that directly, or indirectly through one or more intermediaries, controls Morgan or that is controlled by or is under common control with Morgan.

          "Securities Account" means any securities account opened by the Custodian on its books in the name of the Client.

          "Securities Depository" means any securities depository, book-entry system or clearing system used by the Custodian from time to time in accordance with Section 4(e) hereof.

          "Security" means any share, stock, bond, debenture, note, certificate of indebtedness, warrant or other security or financial instrument acceptable to the Custodian (whether represented by a certificate or by a book-entry on the records of the issuer or other entity responsible for recording such book-entries) that is from time to time held for the account of the Client directly, or indirectly through a Subcustodian or Securities Depository, by the Custodian pursuant to this Agreement.

          "Security Procedure" means, for any specified method of communication, a procedure agreed upon in writing by the Custodian and the Client for the purpose of verifying that an Authorized Instruction given pursuant to such method of communication is that of the Client or detecting error in the transmission or the content of such Authorized Instruction. A Security Procedure may require the use of algorithms or other codes, identifying words or numbers, encryption, callback procedures, or similar security devices.

          "Subcustodian" means any bank or other institution (other than a Securities Depository) used by the Custodian to hold Securities from time to time in accordance with Section 4(e) hereof.

          "Tax" has the meaning set forth in Section 9.

          "Unencumbered Securities Account" has the meaning set forth in Section 14.

          2.  Representations, Warranties and Covenants of the Client.  The
              -------------------------------------------------------
Client represents and warrants that the execution, delivery and performance by the Client of this Agreement (i) are within the Client's corporate, trust or other constitutive powers; (ii) have been duly authorized by all necessary corporate, trust or other appropriate action under its organizational documents;
(iii) require no action by or in respect of, or filing with, any governmental body, agency or official (including without limitation any exchange control approvals); and (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the organizational documents of the Client or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Client. The Client represents, warrants and covenants that the Custodian shall be entitled to transfer all Securities free of any proprietary or equitable interest of any person or entity (other than interests of the Client and interests of the Custodian, Subcustodians and Securities Depositories that are created by this Agreement). The Client agrees to inform the Custodian immediately if any statement set forth in this Section 2 ceases to be true and correct as of any date after the date hereof.


          3.  Securities Accounts.  The Client hereby establishes with the
              -------------------
Custodian one or more Securities Accounts, which shall contain, in the manner and on the terms specified herein, the Client's Securities.


          4.  Terms of Custody
              ----------------

              (a)   Authority to Hold Securities.  Subject to the terms and
                    ----------------------------
conditions of this Agreement, the Client hereby authorizes the Custodian to hold any Securities received from time to time for the account of the Client. The Custodian may, at its sole discretion, hold the Securities directly or indirectly through one or more Subcustodians or Securities Depositories. Securities held indirectly through any Subcustodian shall be held subject to the terms and conditions of the Custodian's agreement with such Subcustodian. Securities held indirectly through any Securities Depository shall be held subject to the terms of any agreement between the Custodian or Subcustodian and such Securities Depository and to the rules and terms and conditions of such Securities Depository.

          (b) Fungibility.  The Client agrees that all Securities held by the
              -----------
Custodian directly, or indirectly through any Subcustodian or Securities Depository, shall be subject to the provisions of the Belgian Royal Decree No. 62 of November 10, 1967, as amended. In accordance with the Royal Decree, all Securities of any issue shall be treated as fungible with all other securities of the same issue held by the Custodian directly, or indirectly through any Subcustodian or Securities Depository. Therefore, the Client shall have no right to any specific securities of an issue but shall instead be entitled, subject to applicable laws and regulations and to the terms of this Agreement, to transfer, deliver or repossess from the Custodian an amount of securities of such issue that is equivalent to the amount of such securities credited to a Securities Account, without regard to the certificate numbers (or other identifying information) of the securities originally deposited, and the Custodian's obligation to the Client with respect to such Securities shall be limited to effecting such transfer, delivery or repossession.

          (c) Identification of Client's Interests.  The Custodian shall cause
              ------------------------------------
the Client's interest in any Securities held by the Custodian directly, or indirectly through any Subcustodian or Securities Depository, to be evidenced by a credit to a Securities Account on the books of the Custodian. The Custodian shall instruct each Subcustodian to credit all Securities held by such Subcustodian directly, or indirectly through a Securities Depository, to an account of the Custodian on the books of such Subcustodian. The Custodian shall instruct, or direct the relevant Subcustodian to instruct, each Securities Depository to credit all Securities held by such Securities Depository to an account of the Custodian or the relevant Subcustodian on the books of such Securities Depository. Securities may be registered in the name of the Custodian's nominee or, as to any Securities held by an entity other than the Custodian, in the name of such entity's nominee. The Client agrees to hold any such nominee harmless from any liability as a holder of record of such Securities.

          (d) Liens of Subcustodians and Securities Depositories.  Unless the
              --------------------------------------------------
Custodian has received Authorized Instructions to the contrary, the Custodian shall hold Securities indirectly through a Subcustodian or Securities Depository only if (i) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or Securities Depository or the creditors or operators of any of them, including a receiver or trustee in bankruptcy or similar authority, except for a claim of payment for the safe custody or administration of the Securities or for funds advanced on behalf of the Client by such Subcustodian or Securities Depository and (ii) beneficial ownership of the Securities is freely transferable without the payment of money or value other than for safe custody or administration.

          (e) Selection of Subcustodians and Securities Depositories.  The list
              ------------------------------------------------------
of Subcustodians and Securities Depositories used by the Custodian as of the date hereof is listed on Appendix A hereto. The Custodian reserves the right to add and delete subcustodians and securities depositories to and from such list from time to time by notice to the Client. The Custodian agrees that if it replaces the subcustodian or securities depository used in any country with another subcustodian or securities depository, it will not transfer any of the Client's securities from the former subcustodian or securities depository for such country to the replacement subcustodian or securities depository for such country without giving the Client at least 30 days' prior written notice.


          5.   Cash Account.
               ------------

               (a) The Client hereby establishes and shall maintain with the Custodian a Cash Account to be used in connection with transactions relating to the Securities. The collected balance from time to time in the Cash Account shall constitute "Cash". Any credit made to the Cash Account shall be provisional and may be reversed if such payment is not actually collected or received.

               (b) Except as otherwise provided by law, the Cash Account (including subdivisions maintained in different currencies, including Composite Currency Units) shall constitute one single and indivisible current account. Consequently, the Custodian has the right, among others, of transferring the balance of any subaccount of the Cash Account to any other subaccount at any time and without prior notice.

               (c) The Custodian may in accordance with customary practice hold any currency (other than Belgian Francs) or Composite Currency Unit in which any subdivision of the Cash Account is denominated on deposit in, and effect transactions relating thereto through, an account (a "Foreign Account") with a Morgan Affiliate or another bank in the country where such currency is the lawful currency or in other countries where such currency or Composite Currency Unit may be lawfully held on deposit.

               (d) The Custodian shall have no liability for any loss or damage arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, which may affect the transferability, convertibility, or availability of any currency (other than Belgian Francs) or Composite Currency Unit in the countries where such Foreign Accounts are maintained and in no event shall the Custodian be obligated to substitute another currency for a currency (including a currency that is a component of a Composite Currency Unit) whose transferability, convertibility or availability has been affected by such law, regulation or event. To the extent that any such law, regulation or event imposes a cost or charge upon the Custodian in relation to the transferability, convertibility, or availability of any such currency or Composite Currency Unit, such cost or charge shall be for the account of the Client. If pursuant to any such law or regulation, or as a result of any such event, the Custodian cannot deal in any component currency of a Composite Currency Unit or effect a particular transaction in a Composite Currency Unit on behalf of the Client, the Custodian may thereafter treat any account denominated in an affected Composite Currency Unit as a group of separate accounts denominated in the relevant component currencies.

               (e) Transactions in a currency or Composite Currency Unit shall be subject to the regulations laid down by the exchange control authorities of Belgium and of the country where such currency (or component currency) is the lawful currency or where such currency or Composite Currency Unit is held on deposit.

          6.   Instructions by the Client
               --------------------------

               (a)  Generally.  The Client shall give an Authorized Instruction
                    ---------
with respect to Cash and Securities only to the Custodian or to the Custodian's designee. The Client agrees to be bound by all Authorized Instructions, whether or not such instructions were duly authorized in accordance with the Client's own procedures. The Custodian shall not be required to follow any Authorized Instruction that would violate any applicable law, decree, regulation or order of any government or governmental body (including any court or tribunal) or that would be contrary to any provision of this Agreement.

               (b)  Payments.  Payments shall be made by the Custodian, or a
                    --------
Subcustodian at the direction of the Custodian, only to the extent that sufficient Cash in the applicable currency is available in the Cash Account or otherwise available therefor and only (i) as specified by an Authorized Instruction, (ii) as permitted by Sections 14 and 15 or (iii) upon the termination of this Agreement as set forth in Section 17 hereof. The Custodian may make payments, or direct a Subcustodian to make payments, from time to time on behalf of the Client when sufficient Cash in the applicable currency is not available in the Cash Account or otherwise available therefor, but neither the Custodian nor any Subcustodian shall have any obligation to make such payments. If any payments are made that result in an overdraft in a particular currency, then such overdraft shall be payable on demand by the Custodian and shall bear interest for each day outstanding at the rate customarily charged by the Custodian for overdrafts in such currency.

               (c)  Delivery of Securities.  Any Securities held by a
                    ----------------------
Subcustodian shall be subject only to the instructions of the Custodian and any Securities held by a Securities Depository shall be subject only to the instructions of the Custodian or the Subcustodian for which such Securities Depository is acting. Securities shall be transferred, exchanged, or delivered by the Custodian, or a Subcustodian at the direction of the Custodian, only to the extent that sufficient Securities are actually in a Securities Account and available for delivery and only:

                    (i)    as specified by an Authorized Instruction;

                    (ii) in exchange for or upon conversion into other Securities or Cash pursuant to a plan of merger, consolidation, reorganization, recapitalization or readjustment;

                    (iii) upon the conversion of Securities pursuant to their terms into other Securities;

                    (iv)   as permitted by Sections 14 and 15; or

                    (v) upon the termination of this Agreement as set forth in Section 17 hereof.


          7.   Corporate Events.
               ----------------

               (a)  Collections.  Unless the Custodian has received an
                    -----------
Authorized Instruction to the contrary, the Custodian shall, or shall instruct the appropriate Subcustodian to, collect dividends, interest and other payments made and stock dividends, rights and similar distributions made or issued with respect to Securities and present for payment maturing Securities and those called for redemption, in each case net of any applicable taxes or other charges withheld by the maker of such payment or distribution. Neither the Custodian nor any Subcustodian shall have any obligation to commence legal proceedings or to take other extraordinary actions to collect any of the foregoing payments or distributions.

          (b)       Rights Offerings.  Promptly after the Custodian becomes
                    ----------------
aware thereof, the Custodian shall notify the Client of any rights offering by an issuer of Securities. If the Client does not send an Authorized Instruction to the Custodian regarding the exercise of rights under such offering by the deadline set by the Custodian in such notice, then to the extent permitted by applicable law and consistent with local market practice, the Custodian or the applicable Subcustodian shall sell such rights in the principal market for such rights and deposit the proceeds of such sale in the Cash Account.

          (c)       Partial Redemptions.  Promptly after the Custodian becomes
                    -------------------
aware thereof, the Custodian shall notify the Client of the partial redemption of any Securities. If the Custodian or any Subcustodian or Securities Depository holds any Securities in which the Client has an interest as part of a fungible mass, the Custodian or such Subcustodian or Securities Depository may select the securities to participate in partial redemptions, partial payments or other actions affecting less than all securities of the relevant class in any non-discriminatory manner that it customarily uses to make such selection.

          (d)       Authority of Custodian.  Unless the Custodian has received
                    ----------------------
an Authorized Instruction to the contrary, the Custodian shall, or shall instruct the appropriate Subcustodian to: (i) execute in the name of the Client such ownership and other certificates as may be required to obtain payment or exercise any rights in respect of any Securities; (ii) accept and open all mail directed to the Client in care of the Custodian or such Subcustodian; and (iii) retain or dispose of fractional interests received by the Custodian or such Subcustodian as a result of stock dividends in accordance with local law and practice. With respect to any corporate events not listed above, the Custodian shall (in the absence of an Authorized Instruction from the Client within any prescribed deadline) take any action that it considers appropriate in the circumstances; provided that the Custodian shall not be liable for the
               --------
consequences of any such action.


          8.   Reporting.
               ---------

               (a)  Statements.  The Custodian shall mail, or cause to be
                    ----------
mailed, or transmit electronically to the Client (or, with prior written consent of the Client, make available electronically) monthly statements of the Securities Accounts and Cash Account. Such statements shall list all Securities and Cash and specify (i) whether the Securities are held directly by the Custodian or indirectly through a Subcustodian or Securities Depository and (ii) the amount of Cash held on deposit in each currency. The Client agrees that each such statement shall be binding on the Client 30 days after (a) in the case of any statement sent by mail, it has been mailed by first class mail, postage prepaid or (b) in the case of any statement transmitted or made available electronically it has been transmitted or made available electronically to the Client, unless the Client has theretofore notified the Custodian in writing of any inaccuracy in such statement.

          (b)  Access to Records.  The Custodian shall allow the Client and its
               -----------------
independent public accountants reasonable access to the records of the Custodian relating to the Securities and Cash as is required by the Client or its accountants in connection with their examination of the books and records pertaining to the affairs of the Client and shall require each Subcustodian and Securities Depository to grant such access to the Client and its independent public accountants to the extent consistent with applicable law and regulations. The Custodian has no obligation to maintain any records for a period of more than 10 years. The Custodian shall have no obligation to require any Subcustodian or Securities Depository to maintain records for any specified period of time.

          (c)  Other Information.  From time to time the Custodian may provide
               -----------------
additional reporting information to the Client on terms and conditions agreed upon by the parties hereto in writing. The additional information may include data obtained from third parties, such as pricing valuation information relating to the Securities. The Client agrees that it shall not redistribute or resell data obtained by the Custodian from third parties, except that it may provide such data to the beneficial owners of the Securities as recorded on the Client's books and records.


     9.   Taxes.  The Client shall be liable for all taxes, assessments, duties
          -----
and other governmental charges, including any interest or penalty with respect thereto ("Taxes"), with respect to any Cash, Securities or other property held on behalf of the Client or any transaction related thereto. The Client shall indemnify the Custodian and each Subcustodian for the amount of any Tax that the Custodian, any such Subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of, the Client (including any payment of Tax required by reason of an earlier failure to withhold). The Custodian shall, or shall instruct the applicable Subcustodian or other withholding agent to, withhold the amount of any Tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any Security and any proceeds or income from the sale, loan or other transfer of any Security. In the event that the Custodian or any Subcustodian is required under applicable law to pay any Tax on behalf of the Client, the Custodian is hereby authorized to withdraw Cash from any subaccount of the Cash Account in the amount required to pay such Tax and to use such Cash, or to remit such Cash to the appropriate Subcustodian, for the timely payment of such Tax in the manner required by applicable law. If the aggregate amount of Cash in all subaccounts of the Cash Account is not sufficient to pay such Tax, the Custodian shall promptly notify the Client of the additional amount of Cash (in the appropriate currency) required, and the Client shall directly deposit such additional amount in the Cash Account promptly after receipt of such notice, for use by the Custodian as specified herein. In the event that the Client is eligible, pursuant to applicable law or to the provisions of any tax treaty, for a reduced rate of, or exemption from, any Tax which is otherwise required to be withheld or paid on behalf of the Client under any applicable law, the Custodian shall, or shall instruct the applicable Subcustodian or the withholding agent to, either withhold or pay such Tax at such reduced rate or refrain from withholding or paying such Tax, as appropriate; provided that the Custodian shall have
                                    --------
received from the Client all documentary evidence of residence or other qualification for such reduced rate or exemption required to be received under such applicable law or treaty. In the event that a reduced rate of, or exemption from, any Tax is obtainable only by means of an application for refund, then the Custodian and the applicable Subcustodian shall, upon request, assist the Client with such applications. Neither the Custodian nor any Subcustodian shall have any responsibility for the accuracy or validity of any forms or documentation provided by the Client to the Custodian hereunder, and the Client hereby indemnifies and agrees to hold harmless the Custodian and each Subcustodian in respect of any liability arising from any underwithholding or underpayment of any Tax which results from the inaccuracy or invalidity of any such forms or other documentation.

     10.  Responsibilities; Indemnification by the Custodian.
          --------------------------------------------------

          (a)      Standard of Care.  The Custodian shall use reasonable care
                    ----------------
in the performance of its duties hereunder and shall exercise the same degree of care with respect to the Securities as it would with respect to its own securities. The Custodian shall require each Subcustodian to use reasonable care in the performance of its duties and to exercise the same degree of care with respect to the Securities as it would with respect to its own securities. The Custodian shall be responsible to ensure that each Subcustodian that is a Morgan Affiliate performs in accordance with the foregoing standard. The Custodian's responsibility with respect to any Securities held by a Subcustodian (other than a Morgan Affiliate) or any carrier of Securities acting for the Custodian or any Subcustodian is limited to the failure on the part of the Custodian (or a Subcustodian that is a Morgan Affiliate) to exercise reasonable care in the selection or retention of such Subcustodian or carrier. The Custodian shall have no responsibility for the selection or retention of any Securities Depository or for the performance of any Securities Depository. The Custodian shall comply with provisions of the Investment Company Act of 1940 with respect to provisions which directly apply to the services provided to the Client hereunder.

          (b)       Insurance.  The Custodian shall, and shall require each
                    ---------
Subcustodian to, maintain insurance coverage with respect to the Securities covering such risks and in such amounts as the Custodian or such Subcustodian maintains with respect to securities which the Custodian or such Subcustodian holds for its own account and for the account of other customers.

          (c)       Indemnification by the Custodian and Subcustodians.  The
                    --------------------------------------------------
Custodian shall indemnify the Client against, and hold the Client harmless from, any loss or liability (including, without limitation, the reasonable fees and disbursements of counsel and other legal advisors, but excluding all losses and liabilities of the types described in Section 11 hereof) incurred by the Client by reason of the negligence (whether through action or inaction) or willful misconduct of the Custodian or any Subcustodian that is a Morgan Affiliate in connection with the services provided pursuant to this Agreement or the applicable subcustodian agreement. The Custodian shall require each Subcustodian that is not a Morgan Affiliate to indemnify the Custodian and the Client against, and hold the Custodian and the Client harmless from, any loss or liability (including, without limitation, the reasonable fees and disbursements of counsel, but excluding all losses and liabilities of the types specified in
Section 11) incurred by the Custodian or the Client by reason of the negligence (whether through action or inaction) or willful misconduct of such Subcustodian in connection with the services provided by such Subcustodian pursuant to the applicable subcustodian agreement.

     11.  Limitations on Responsibilities and Liabilities.
          -----------------------------------------------

          (a)       Generally.  The Custodian shall be responsible for the
                    ---------
performance of only those duties as are set forth herein or contained in an Authorized Instruction that is not contrary to the provisions of this Agreement.

          (b)       Consequential Damages.  Under no circumstances shall the
                    ---------------------
Custodian or any Subcustodian be liable to the Client or any other person for indirect, special or consequential damages, even if the Custodian or such Subcustodian is apprised of the likelihood of such damages.

          (c)       Corporate Actions.  The Custodian shall not be liable for
                    -----------------
any loss occasioned by the failure of the Custodian to notify the Client of any payment of dividends or interest or any redemption, rights offering or other distribution made with respect to any Security or any other corporate action taken or to be taken with respect to any Security if the Custodian or a Subcustodian has not received notice of such transaction directly from or on behalf of the issuer of such Security or if such distribution or action was not included in the reports of an internationally-recognized investment data service selected by the Custodian.

          (d)       Authorized Instructions.  Neither the Custodian nor any
                    -----------------------
Subcustodian shall be liable for any action taken upon an Authorized
Instruction.

          (e)       Payment and Delivery Instructions.  In some securities
                    ---------------------------------
markets, securities deliveries and payments therefor may not be or are not customarily made simultaneously. Accordingly, the Client agrees that, notwithstanding the Client's instruction to deliver Securities against payment or to pay for Securities against delivery, the Custodian or a Subcustodian may make or accept payment for or delivery of Securities at such time and in such form and manner as shall be in accordance with relevant local law and practice or with the customs prevailing in the relevant market among securities dealers. The Client shall bear the risk that (i) the recipient of Securities may fail to make payment, return such Securities or hold such Securities or the proceeds of their sale in trust for the Client and (ii) the recipient of payment for Securities may fail to deliver the Securities (such failure to include, without limitation, delivery of forged or stolen Securities) or to return such payment, in each case whether such failure is total or partial or merely a failure to perform on a timely basis. Neither the Custodian nor any Subcustodian shall be liable to the Client for any loss resulting from any of the foregoing events.

          (f)       Reversals.  In some securities markets and cash clearing
                    ---------
systems, deliveries of securities and cash may be reversed under certain circumstances. Accordingly, credits of securities to a Securities Account and cash to the Cash Account are provisional and subject to reversal if, in accordance with relevant local law and practice, the delivery of the security or cash giving rise to the credit is reversed.

          (g)       Foreign Currency Risks.  The Client shall bear all risks of
                    ----------------------
investing in Securities or holding Cash denominated in a currency other than that of the Client's home jurisdiction. Without limiting the foregoing, the Client shall bear the risks that rules or procedures imposed by Securities Depositories, exchange controls, asset freezes or other laws or regulations shall prohibit or impose burdens or costs on the transfer to, by or for the account of the Client of Securities or Cash held outside the Client's jurisdiction or denominated in a currency other than the currency of the Client's home jurisdiction or the conversion of Cash from one currency into another currency. The Custodian shall not be obligated to substitute another currency for a currency (including a currency that is a component of a Composite Currency Unit) whose transferability, convertibility or availability has been affected by such law, regulation, rule or procedure. Neither the Custodian nor any Subcustodian shall be liable to the Client for any loss resulting from any of the foregoing events.

          (h)       Force Majeure.  Notwithstanding any other provision
                    -------------
contained herein, neither the Custodian nor any Subcustodian shall be liable for any action taken, or any failure to take any action required to be taken, hereunder or otherwise to fulfill its obligations hereunder (including without limitation the failure to receive or deliver securities or the failure to receive or make any payment) in the event and to the extent that the taking of such action or such failure arises out of or is caused by war, insurrection, riot, civil commotion, act of God, accident, fire, water damage, explosion, mechanical breakdown, computer or system failure or other failure of equipment, or malfunction or failures caused by computer virus, failure or malfunctioning of any communications media for whatever reason, interruption (whether partial or total) of power supplies or other utility of service, strike or other stoppage (whether partial or total) of labor, any law, decree, regulation or order of any government or governmental body (including any court or tribunal), or any other cause (whether similar or dissimilar to any of the foregoing) whatsoever beyond its reasonable control.

          (i)       Delays.  Except in the case of a failure by the Custodian
                    ------
or a Morgan Affiliate to exercise the standard of care required by Section 10(a), the Custodian shall not be liable for delays in carrying out payment instructions given by the Client. In the event that a delay in the carrying out of a payment instruction is caused by such a failure of the Custodian or a Morgan Affiliate, the liability of the Custodian shall not exceed an interest equivalent for the period from the day when the payment would have been carried out, but for the negligence of the Custodian or such Morgan Affiliate, until the day when it is actually carried out (excluding any portion of such period during which the Custodian cannot carry out such instructions as a result of any event referred to in Section 11(h)); provided that if the Client shall fail to report
                               --------
the delay to the Custodian within 10 days from the date when the payment would, but for the negligence of the Custodian or a Morgan Affiliate, have been made, then the Custodian shall not be liable for an interest equivalent for more than a total of 10 days.

          (j)       Client's Reporting Obligations.  The Client shall be solely
                    ------------------------------
responsible for compliance with any notification, license or other requirement of any jurisdiction relating to or affecting the Client's beneficial ownership of the Securities, and neither the Custodian nor any Subcustodian assumes liability for noncompliance with such requirements.

          (k)       No Investment Advice.  Neither the Custodian nor any
                    --------------------
Subcustodian or Morgan Affiliate is under any duty to provide the Client with investment advice or to supervise its investments.

          (l)       Fraudulent Securities.  Neither the Custodian nor any
                    ---------------------
Subcustodian shall have any liability for losses incurred by the Client or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Securities (or Securities which are otherwise not freely transferable or deliverable without encumbrance in any relevant market).

          (m)      Third Party Information.  The Custodian shall have no
                    -----------------------
responsibility for the accuracy of any information provided by the Custodian to the Client that has been obtained from third parties pursuant to Section 7 or 8(c) of this Agreement.

     12.   Use of Morgan Affiliates
           -----------------------

           (a)     Executing Orders.  The Custodian shall, in its sole
                   ----------------
discretion and if permitted by applicable law, accept orders from the Client for the purchase or sale of Securities and either execute such orders itself or by means of Morgan Affiliates or brokers or other financial organizations of its choice, subject to the fees and commissions in effect from time to time. The Custodian shall not be responsible for any act or omission, or for the solvency, of any broker or other financial organization so selected to effect any transaction for the account of the Client. When instructed to buy or sell Securities for which the Custodian or a Morgan Affiliate acts as a dealer, the Custodian may buy or sell such Securities from or to either itself, as principal, or such Morgan Affiliate.

           (b)      Disclosure to Morgan Affiliates.  Notwithstanding the
                    -------------------------------
provisions of Section 26 hereof, the Custodian may disclose to any Morgan Affiliate details with respect to the Securities and the transactions effected hereunder. Such disclosure shall be for the purpose of identifying banking, securities and financial services that Morgan Affiliates may be able to provide to the Client.

           (c)      Sub-Contracting.  The Client hereby agrees that the
                    ---------------
Custodian may arrange with any Morgan Affiliate to perform on behalf of the Custodian any act required to be performed by the Custodian hereunder.


     13.   Fees.    The Client agrees to pay the Custodian as compensation for
           ----
the services provided hereunder a fee computed at rates determined by the Custodian from time to time and communicated to the Client in advance, as well as all assessments, charges and expenses (including, without limitation, legal expenses and attorney's fees) incurred by the Custodian in connection with this Agreement.


     14.   Right to Debit and Set-Off.  The Custodian has the right to debit
           --------------------------
any subaccount of the Cash Account for any amount payable by the Client in connection with any and all obligations of the Client to the Custodian, whether or not relating to or arising under this Agreement. In addition to the rights of the Custodian under applicable law and other agreements, at any time when the Client shall not have honored any and all of its obligations to the Custodian, whether or not relating to or arising under this Agreement, the Custodian shall have the right without notice to the Client to retain or set-off, against such obligations of the Client, any assets the Custodian or any Morgan Affiliate may directly or indirectly hold for the account of the Client, and any obligations (whether matured or unmatured) that the Custodian or any Morgan Affiliate may have to the Client in any currency or Composite Currency Unit, including time deposits and all assets credited to any Securities Account other than an Unencumbered Securities Account. Any such asset of, or obligation to, the Client may be transferred among the Custodian and any Morgan Affiliates in order to effect the above rights. For purposes of this Agreement, an "Unencumbered Securities Account" means any Securities Account that is designated by the Client, and acknowledged by the Custodian in writing, as containing only securities held for the account of the Client's customers and any other Securities Account as to which the Client and the Custodian have agreed in writing shall be considered an Unencumbered Securities Account.

     15.   Security Interests.  In order to secure the prompt and complete
           ------------------
payment when due of any and all obligations of the Client to the Custodian, now outstanding or which may be outstanding at any time in the future, whether or not relating to or arising out of this Agreement, the Client hereby pledges and grants to the Custodian a security interest in (i) all of the Client's right, title and interest in and to all Cash Accounts, including any credit or debit balance which now appears or may at any time in the future appear in any currency or Composite Currency Unit subaccount of a Cash Account, (ii) all of the Client's right, title and interest in and to all time deposit accounts and notice accounts that the Client may open from time to time with the Custodian,
(iii) all of the Client's right, title and interest in and to all Securities Accounts (other than Unencumbered Securities Accounts) and the amount of all securities which are now or at any time in the future shall be standing to the credit of a Securities Account (other than an Unencumbered Securities Account) (clauses (i), (ii) and (iii) of this Section 15 being referred to collectively herein as the "Collateral"), (iv) all amounts of cash, securities or other property or countervalue received or to be received with respect to or in exchange for any and all of the then existing Collateral which are, or are intended, to be credited to a Cash Account or a Securities Account (other than an Unencumbered Securities Account) and (v) to the extent not covered by the foregoing, all proceeds, product, offspring, rents or profits of any or all of the foregoing (whether acquired before or after the commencement of any bankruptcy or liquidation proceeding by or in respect of the Client) which are, or are intended to be credited to a Cash Account or a Securities Account (other than an Unencumbered Securities Account). All time deposit accounts and notice accounts shall be deemed constituted for an indefinite period, even though the Client and the Custodian may agree from time to time that interest thereon will be paid on specified dates rather than only at final maturity. The foregoing security interests are granted as security only and shall not subject the Custodian to, or transfer or in any way affect or modify, any obligation or liability of the Client with respect to any of the Collateral or any transaction in connection therewith. The Client authorizes the Custodian to perform all acts which the Custodian, in its sole discretion, deems necessary or desirable to perfect and preserve its security interests and rights under this Section 15. Upon any breach by the Client of its obligations hereunder, the Custodian shall be entitled to exercise all of the remedies available to a secured creditor under applicable law.


     16.   Indemnification by the Client.  The Client agrees to indemnify
           -----------------------------
the Custodian and each Subcustodian and to hold the Custodian and each such Subcustodian harmless from any loss or liability (including, without limitation, the reasonable fees and disbursements of counsel and other legal advisors) incurred by the Custodian or such Subcustodian in rendering services hereunder or in connection with any breach of the terms of this Agreement by the Client, except such loss or liability which results from the Custodian's or such Subcustodian's failure to exercise the standard of care required by Section 10(a) hereof.


     17.   Termination.  This Agreement may be terminated by the Custodian
           -----------
or the Client following receipt by the other party of not less than 60 days' prior written notice thereof; provided that such termination may be immediate if the other party shall be in breach of its obligations hereunder or shall become the subject of bankruptcy, insolvency, reorganization, receivership or other similar proceedings. If notice of termination is given by the Custodian, then the Client shall, within 60 days following receipt of such notice, specify in an Authorized Instruction the names of the persons to whom all Securities and Cash shall be delivered or paid. In such case, the Custodian shall, subject to the payment of amounts owed to it pursuant to Sections 6(b) and 13 hereof, deliver such Securities and Cash, and instruct each Subcustodian to deliver any Securities or Cash held by such

Subcustodian, to the persons so specified. If within 60 days following the receipt of a notice of termination by the Custodian, the Custodian does not receive from the Client the names of the persons to whom such Securities and Cash shall be delivered, the Custodian, at its election, may deliver such Securities and Cash, and instruct each Subcustodian holding any Securities or Cash to deliver such Securities and Cash, to a bank or a trust company doing business in the state or country where such Securities and Cash were held. Securities or Cash so delivered shall be held and disposed of pursuant to the provisions of this Agreement or an Authorized Instruction or may be continued to be held until the names of such persons are delivered to the Custodian. If notice of termination is given by the Client, the Custodian shall, subject to the payment of all amounts owed to it pursuant to Sections 6(b) and 13 hereof, deliver such Securities and Cash, and instruct each Subcustodian holding any Securities or Cash to deliver such Securities or Cash, to the persons specified in an Authorized Instruction. If this Agreement is terminated by the Custodian or the Client, but the Custodian or a Morgan Affiliate continues to provide other services to the Client in connection with which the Client uses Communication Products, then the provisions of Sections 27 and 28 hereof shall survive the termination of this Agreement until the time that no such other services continue to be provided by the Custodian or a Morgan Affiliate to the Client or until otherwise terminated in writing by the Client or the Custodian. The provisions of Sections 20, 24, 26 and Appendix E hereof and the indemnity provisions of this Agreement and the provisions limiting the liabilities of the Custodian and the Subcustodians shall survive the termination of this Agreement (including any subsequent termination of Sections 27 and 28 hereof).


     18.   Notices.  Except as otherwise specified herein, any notice or other
           -------
communication to the Custodian or Client is to be addressed to the respective party as set forth in Appendix B hereto or in such other manner as may be specified by the one party to the other in writing from time to time. Unless otherwise specified herein, notices shall be effective when received. If any Authorized Instruction is given to the Custodian orally, then the Custodian's record of such instruction shall constitute conclusive evidence of the contents of such instruction, notwithstanding any conflicting written confirmation or record of such instruction provided by the Client.


     19.   Amendments and Waivers.  Any provision of this Agreement (other than
           ----------------------
Appendix A, which may be amended by the Custodian in accordance with Section 4(e)) may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Client and the Custodian.


     20.   Claims.  Any claim arising out of or related to this Agreement must
           ------
be brought no later than one year after such claim has accrued.


     21.   Successors and Assigns; Governing Law; Jurisdiction.  This Agreement
           ---------------------------------------------------
shall bind the successors and assigns of the Custodian and the Client. Except as otherwise provided by the terms of this Agreement, neither the Custodian nor the Client may assign any of its rights or obligations under this Agreement without the prior written consent of the other party. This Agreement shall be governed by and construed in accordance with the law of the State of New York except that the provisions set forth in Sections 4(b) and 15 shall be governed by the law of Belgium. The Client hereby submits to the non-exclusive jurisdiction of any federal or state court in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Client hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Client and the Custodian each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.


     22.   Counterparts.  This Agreement may be signed in any number of
           ------------
counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.


     23.   Headings.  The section headings used herein are for information only
           --------
and shall not affect the interpretation of any provision of this Agreement.


     24.   Evidence.  The Custodian's books and records (whether on paper,
           --------
microfilm, microfiche, by electronic or magnetic recording, or any other mechanically reproducible form or otherwise) shall be deemed to constitute, in the absence of manifest error, sufficient evidence of the facts stated therein and of any obligations of the Client to the Custodian.


     25.   Integration.  This Agreement constitutes the entire agreement between
           -----------
the parties hereto and supersedes any and all prior agreements and understanding, oral or written, relating to the subject matter hereof.


     26.   Confidentiality.  The parties hereto agree not to disclose to any
           ---------------
other party and to keep confidential the terms and conditions of this Agreement, any amendment hereof, and any Exhibit, Attachment or Appendix hereto, including but not limited to service level profiles. The Client agrees to cause all Authorized Persons to comply with the provisions of this Section 26 and Appendix
E. In the event that either the Client (including any Authorized Person) or the Custodian breaches any provision of this Section 26 or Appendix E, the other party shall be entitled to temporary and permanent injunctive relief against the other party (or such Authorized Person, as the case may be) without the necessity of proving actual damages. Notwithstanding any other provision herein, the Custodian may disclose the Client's name, address and securities position and other information to such persons and to such an extent as required by law, the rules of any stock exchange or regulatory or self-regulatory organization or any order or decree of any court or administrative body that is binding on the Custodian or any Subcustodian or Securities Depository or the terms of the organizational documents of the issuer of any Security or the term of any Security itself.


     27.   Security Procedures.  The Client acknowledges that it has been fully
           -------------------
informed of the protections and risks associated with the various methods of communication for transmitting Authorized Instructions to the Custodian. The Custodian has recommended that the Client transmit Authorized Instructions to the Custodian using one or more specified methods of communication and has recommended a type of Security Procedure for each such method. The Client hereby agrees that the Security Procedure actually agreed between the Client and the Custodian shall be deemed commercially reasonable even if such Security Procedure offers less protection than the Security Procedure recommended by the Custodian. If the Client elects to transmit Authorized Instructions to the Custodian by a method of communication for which no Security Procedure has been agreed, the Client agrees to be bound by any such Authorized Instruction that the Custodian believes in good faith to have been given by an Authorized Person. The provisions of this Agreement shall supersede the provisions of Article 4A of the Uniform Commercial Code. The Client shall (i) not disclose, or permit any Authorized Person to disclose, except on a "need to know" basis, any aspects of any Security Procedure, (ii) notify the Custodian immediately if the confidentiality of any Security Procedure is compromised and (iii) act to prevent the Security Procedures from being further compromised. The Client shall designate one or more persons, as identified in Appendix C, to receive Security Procedure materials from the Custodian. The Client may amend Appendix C from time to time upon not less than seven days' prior written notice to the Custodian in accordance with Section 18 of this Agreement.


     28.   License. The Custodian hereby grants to the Client a personal,
           -------
nontransferable and nonexclusive license to use, for its internal purposes only, the respective number of copies of any hardware, firmware, microcode and software set forth in Appendix D or hereafter identified by the Custodian in writing as communication products (the "Communication Products"), for the respective terms set forth in Appendix D and at the respective locations set forth in Appendix D, solely in connection with transmitting and receiving electronic communications to and from the Custodian in connection with this Agreement. The Client hereby acknowledges and agrees that this license is subject to the terms and conditions set forth in Appendix E.


     29.   Severability.  In the event any of the terms or provisions of
           ------------
this Agreement shall be held to be unenforceable, the remaining terms and provisions shall be unimpaired and the unenforceable term or provision shall be replaced by such enforceable term or provision as comes closest to the intention underlying the unenforceable term or provision.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

Morgan Guaranty Trust Company           Delaware Pooled Trust, Inc. -
 of New York                            The Global Fixed-Income Portfolio


By:__________________________           By:___________________________

Title:_______________________           Title:________________________

                                  APPENDIX A


                             Global Custody Network
                             ----------------------

    Country                   Subcustodian                             Depository/1/
    -------                   ------------                             -------------

Argentina         Morgan Guaranty Trust Co. of New       Caja de Valores
                  York
                  - Buenos Aires Office

Australia         ANZ Banking Group                      Austraclear

Austria           Creditanstalt-Bankverein               OeKB-WSB (Wertpapiersammelbank bei
                                                         der Oesterreichischen Kontrollbank AG)

Belgium           Morgan Guaranty Trust Co. of New       CIK (Caisse Interprofessionnelle de
                  York                                   Depots
                  - Brussels Office                      et de Virements de Titres)

                                                         Euroclear

Brazil            Morgan Guaranty Trust Co. of New       BOVESPA (Bolsa de Valores de Sao
                  York                                   Paulo; equities)
                  - Sao Paulo Office

                                                         BVRJ (Bolsa de Valores de Rio de Janeiro;
                                                         equities)

                                                         CETIP (Central de Custodia e Liquidacoa
                                                         Financiera de Titulos; corporate bonds)

                                                         SELIC (Sistema Especial de Liquidacao e
                                                         Custodia; government securities)

Canada            Canadian Imperial Bank of Commerce     CDS (Canadian Depository for Securities)

Chile             Citibank, N.A.

Czech Republic    Ceskoslovenska Obchodni Banka          SCP (Stredisko Cennych Papiur)



____________________________________
/2/ In addition to the central bank, if applicable.

   Country                                       Subcustodian                                         Depository/1/
   -------                                       ------------                                         -------------
People's Republic of             Hongkong and Shanghai Banking Corporation              SSCCRC (Shanghai Securities Central
China - Shanghai and                                                                    Clearing and Registration Corp.)
Shenzhen

                                                                                        For Shenzhen, either Hongkong and
                                                                                        Shanghai Banking Corporation, Standard
                                                                                        Chartered Bank or Citibank, N.A.,
                                                                                        depending on the issue

Denmark                          Den Danske Bank                                        VP (Vaerdipapircentralen; Danish
                                                                                        Securities Centre)



Finland                          Union Bank of Finland



France                           Morgan Guaranty Trust Co. of New York                  SICOVAM (Societe Interprofessionnelle

                                 - Paris Office                                         pour la Compensation des Valeurs

                                                                                        Mobilieres)



Germany                          J.P. Morgan GmbH                                       DKV (Deutscher Kassenverein)



Greece                           National Bank of Greece S.A.



Hong Kong                        Hongkong and Shanghai Banking                          CCASS (Central Clearing and Settlement

                                 Corporation                                            System)



Hungary                          Citibank Budapest Rt



India                            Hong Kong and Shanghai Banking

                                 Corporation



Indonesia                        Hongkong and Shanghai Banking

                                 Corporation



Ireland                          Allied Irish Banks PLC



Italy                            Morgan Guaranty Trust Co. of New York                  Monte Titoli S.p.A.

                                 - Milan Office



Japan                            The Fuji Bank, Ltd.                                    JASDEC (Japanese Securities Depository

                                                                                        Center)


_______________________________________
/1/ In addition to the central bank, if applicable.

Country                                       Subcustodian                                         Depository/1/
-------                                       ------------                                         -------------
                                                                                   JSA (Japan Securities Agency/2/)

Korea                          Bank of Seoul                                       KSDC (Korea Securities Depository
                                                                                   Corporation)

Luxembourg                     Banque Internationale a Luxembourg, S.A.            CEDEL (Central de Livraison des
                                                                                   Valeurs
                                                                                   Mobilieres)

Malaysia                       Hongkong Bank Malaysia Berhad                       CDS (Central Depository System)

Mexico                         Citibank, N.A.                                      Indeval

Netherlands                    Bank Labouchere nv                                  NECIGEF (Nederlands Centraal Instituut
                                                                                   Voor Giraal Effectenverkeer BV)

New Zealand                    ANZ Banking Group Ltd.                              Austraclear

Norway                         Den Norske Bank                                     VPS (Verdipapirsentralen; Norwegian
                                                                                   Registry of Securities)

Peru                           Citibank, N.A.                                      Caja de Valores (CAVAL)

Philippines                    Hongkong and Shanghai Banking
                               Corporation

Poland                         Bank Handlowy w Warszawie S.A.                      National Depository of Securities

Portugal                       Banco Comercial Portugues                           Central Depository Agency and
                                                                                   Nationwide Clearing System

Singapore                      Development Bank of Singapore                       (CDP) Central Depository Pte

South Africa                   The First National Bank of Southern                 Central Depository Limited
                               Africa

Spain                          Morgan Guaranty Trust Co. of New York               SCL (Servicio Nacional de Compensacion
                               - Madrid Office                                     y Liquidacion de Valores)

                                                                                   Espaclear



_______________________________________
/1/ In addition to the central bank, if applicable.
/2/ JSA currently does not meet 17f-5 capital requirements.

Country                                       Subcustodian                                         Depository/1/
-------                                       ------------                                         -------------
Sri Lanka                      Hongkong and Shanghai Banking                       CDS (Central Depository System)
                               Corporation

Sweden                         Skandinaviska Enskilda Banken                       VPC (Vaerdepappercentralen; Securities
                                                                                   Register Centre)

Switzerland                    Bank Leu                                            SEGA (Schweizerische Effekten - Giro
                                                                                   AG)

Taiwan                         Hongkong and Shanghai Banking                       TSCD (Tiawan Securities Central
                               Corporation                                         Depository)

Thailand                       Hongkong and Shanghai Banking                       SDC (Share Depository Center)
                               Corporation

Turkey                         Citibank, N.A.                                      Istanbul Stock Exchange Central
                               Ottoman Bank                                        Depository


United Kingdom                 Morgan Guaranty Trust Co. of New                    TALISMAN (Transfer, Accounting and
                               York                                                Lodgement for Investors Stock
                               - London Office                                     Management for Jobbers) - Sepon Limited

                                                                                   CGO (Central Gilts Office)

                                                                                   CMO (Central Money Markets Office)

                                                                                   ESO (European Settlements Office)

United States                  Morgan Guaranty Trust Co. of New York               The Depository Trust Co.

                                                                                   The Participants Trust Co.

Venezuela                      Citibank, N.A.





_______________________________________
/1/ In addition to the central bank, if applicable.

                                   APPENDIX B



NOTICES TO THE CUSTODIAN


Morgan Guaranty Trust Company of New York, Brussels Office
35 avenue des Arts
Brussels 1040, Belgium

Attention:     Securities Trust and Information
---------
               Services, Global Custody

Facsimile No. 322-512-4977
Telephone No. 322-508-8365



NOTICES TO THE CLIENT

Delaware Group
1818 market Street
Philadelphia, PA  19103-3682

Attention: Mr. John O'Connor
---------

                                   APPENDIX C

    Persons Authorized by the Client to Receive Security Procedure Materials
    ------------------------------------------------------------------------

                           [To be provided by Client]

                                   APPENDIX D

                             Communication Products
                             ----------------------



                                                     NUMBER
 COMMUNICATIONS                    TERM                OF
    PRODUCT                     (CHECK ONE)          COPIES     LOCATION(S)


                       [_] As long as this
                           Agreement remains in
                           effect

                       [_] One year with automatic
                           renewal for successive
                           one year terms thereafter

                       [_] Fixed term until
                           _______________.


                       [_] As long as this
                           Agreement remains in
                           effect

                       [_] One year with automatic
                           renewal for successive
                           one year terms thereafter

                       [_] Fixed term until
                           _______________.


                       [_] As long as this
                           Agreement remains in
                           effect

                       [_] One year with automatic
                           renewal for successive
                           one year terms thereafter

                       [_] Fixed term until
                           _______________.

                       [_] As long as this
                           Agreement remains in
                           effect

                       [_] One year with automatic
                           renewal for successive
                           one year terms thereafter

                       [_] Fixed term until
                           _______________.
============================================================================

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

                                   APPENDIX E


                 Communication Products - Terms and Conditions
                 ---------------------------------------------


     1.   Misuse; Confidentiality; Copies.  The Client shall not transfer,
          -------------------------------
sublicense, rent, lease, convey, translate, convert to another programming language, decompile, disassemble, modify or change any Communication Product for any purpose. The Client shall not use any Communication Product in a manner which would violate this license or infringe the proprietary rights of the Custodian or others or violate the laws, tariffs or regulations of any country. The Client agrees not to disclose to any other party and to keep confidential all of the Communication Products and all information contained in or related to the Communication Products and related documentation. The Client may make only one copy of each licensed software Communication Product for backup purposes in support of its authorized use of the software. The Client shall include any applicable copyright notice on any such software backup. The Client is permitted to use each licensed copy of any Communication Product on only one computer or local area network at a time.


     2.   Compatible Products.  The Client shall be responsible for obtaining
          -------------------
and maintaining hardware, software and other equipment and products that are compatible with the Communication Products, as compatibility is defined by the Custodian from time to time. The Custodian shall give the Client reasonable advance notice of any changes in such compatibility requirements.


     3.   Documentation.  If available, the Custodian shall give the Client one
          -------------
copy of a user manual and related documentation (the "Documentation") for each licensed Communication Product. The Documentation is intended to be used for training and informational purposes. The Documentation describes Security Procedures that the Client must comply with in using the Communication Products. The Client shall immediately notify the Custodian in writing if it believes any Security Procedure has been compromised or if any Communication Product fails to perform as described in the Documentation.


     4.   Installation.  At its option, the Custodian shall either install the
          ------------
Communication Products at the locations specified by the Client or shall furnish the Client with installation instructions. From time to time, at its option, the Custodian shall either install new releases of the Communication Products or furnish the Client with installation instructions and direct the Client to install such new releases by itself. The Client agrees to allow the Custodian to install such new releases or to install such new releases by itself if directed to do so by the Custodian.


     5.   Returns, Repairs and Replacements.  Upon the termination of this
          ---------------------------------
License with respect to any Communication Product, the Client agrees to return all copies of such Communication Product and related documentation to the Custodian. The Client agrees to pay any shipping charges incurred in connection with the return of any Communication Product to the Custodian for replacement, update or upon termination of this License with respect to such Communication Product. Communication Products that are lost, damaged or otherwise rendered inoperable due to the Client's

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

negligent, reckless or intentional misuse, or due to reasons beyond the Custodian's control, shall be repaired or replaced at the Client's expense. Communication Product repairs shall only be performed by the Custodian or a party authorized by the Custodian to perform such repairs.


     6.   Fees; Taxes.  The Client agrees to pay the Custodian license fees and
          -----------
such other fees as the parties hereto may agree upon in writing from time to time in connection with obtaining the Communication Products. The Client agrees to reimburse the Custodian for, or shall pay directly to the relevant taxing authorities, any sales, use, value added, excise or other taxes, other than taxes based on the Custodian's net income, incurred by the Custodian or which may in the future be incurred by the Custodian as a result of this License or on or measured by the prices and other charges of the Communication Products furnished for the Client's use, however designated, levied or based, whenever the Custodian has paid or shall be liable to pay or collect any such tax from the Client pursuant to applicable law, as interpreted by the departmental authorities of the taxing unit.


     7.   Warranty.  The Custodian warrants that, for a period of 30 days after
          --------
delivery of a Communication Product to the Client such Communication Product will perform substantially in accordance with the then current specifications therefor as set forth in the Documentation. If a Communication Product fails to meet the foregoing warranty and the Client gives the Custodian written notice thereof during the applicable warranty period, the Custodian's sole obligation shall be to provide technical services to attempt to correct the failure, provided that (i) the Client gives the Custodian detailed information regarding such failure and the Custodian is able to duplicate same and (ii) the Communication Product has not been used in an unauthorized manner or otherwise misused or abused. The Client acknowledges that the Communication Products are complex, may not be error free, and that all errors, if any, may not be correctable or avoidable. Except and to the extent expressly provided above, and in lieu of all other warranties, the Communication Products are provided "as is", all warranties and representations of any kind with regard to the Communication Products are hereby disclaimed, including any implied warranties of merchantability or, fitness for a particular purpose.


     8.   Infringement.  The Custodian shall defend or settle, at its own
          ------------
expense, any cause of action or proceeding brought against the Client which is based on a claim that the use of a Communication Product infringes any patent, copyright, trade secret or other proprietary right. The Custodian shall indemnify and hold the Client harmless against any final judgment that may be awarded by a court of competent jurisdiction against the Client as a result of the foregoing. The Custodian's obligations hereunder are conditioned upon its receiving from the Client (i) prompt written notice of each such claim, (ii) reasonable cooperation and information in Client's Possession and (iii) the right to control and direct the investigation, defense and settlement of each such claim. If a claim is made that a Communication Product infringes any patent, copyright, trade secret or other proprietary right, the Custodian may, in the Custodian's sole discretion, either procure for the Client the right to continue using such Communication Product, modify it to make its use noninfringing, or replace it with a noninfringing product; provided that if none of the foregoing is reasonably available to the Custodian, the Custodian may terminate the license granted herein and require the Client to return all copies of the relevant Communication Product. Notwithstanding the foregoing, the Custodian shall not be liable to the Client pursuant to this Section if a claim is based on (i) a combination of a Communication Product with data or other software or devices not supplied by the

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

Custodian, (ii) modifications to a Communication Product not made by the Custodian or (iii) use of a Communication Product in an unauthorized manner.


     9.   Related Services.  These terms and conditions and the Documentation
          ----------------
are intended to define the rights and obligations of the Client with respect to Communication Products used by the Client in connection with all services (e.g., custody, funds transfers, foreign exchange etc.) offered by Morgan Guaranty Trust Company of New York and its affiliates to the Client. The provisions of this Agreement and any documents relating to other services offered by Morgan Guaranty Trust Company of New York and its affiliates may supplement these terms and conditions but in the event of any inconsistency between this Agreement or such other documents and these terms and conditions, these terms and conditions shall prevail.


     10.  Intraday Reports.  The Client acknowledges that intraday reports
          ----------------
received by the Client by means of any Communication Product may contain information that is subject to correction, and that corrections of such information will routinely occur without notice to the Client. The Client understands that intraday reports are provided for informational purposes only and are not to be relied upon for purposes of final reconciliations or otherwise. Neither Morgan Guaranty Trust Company of New York nor any affiliate or subsidiary of Morgan Guaranty Trust Company of New York that provides data with respect to intraday reports makes any representation or warranty that such reports are accurate or complete.

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